Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • JONESDAY.COM

May 31, 2024

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:  $500,000,000 of 5.500% Senior Notes due 2027, $800,000,000 of 5.700% Senior Notes due 2034 and $700,000,000 of 5.950% Senior Notes due 2054 of Owens Corning

Ladies and Gentlemen:

We are acting as counsel for Owens Corning, a Delaware corporation (the “Company”), in connection with the issuance and sale of (i) $500,000,000 aggregate principal amount of 5.500% Senior Notes due 2027 (the “2027 Notes”), (ii) $800,000,000 aggregate principal amount of 5.700% Senior Notes due 2034 (the “2034 Notes”) and (iii) $700,000,000 aggregate principal amount of 5.950% Senior Notes due 2054 (collectively with the 2027 Notes and 2034 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated May 29, 2024, by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein. The Notes are being issued pursuant to an indenture, dated as of June 2, 2009 (the “Base Indenture”), by and among the Company, the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented, including by the fourteenth supplemental indenture, dated as of May 31, 2024, by and between the Company and the Trustee, the fifteenth supplemental indenture, dated as of May 31, 2024, by and between the Company and the Trustee, and the sixteenth supplemental indenture, dated as of May 31, 2024, by and between the Company and the Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the (i) laws of the State of New York and (ii) General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-279742) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal

AMSTERDAM   •  ATLANTA   •  BEIJING   •  BOSTON   •  BRISBANE  • BRUSSELS  • CHICAGO  • CLEVELAND  • COLUMBUS  • DALLAS

DETROIT   •  DUBAI   •  DÜSSELDORF   •  FRANKFURT   •  HONG KONG  • HOUSTON  • IRVINE  • LONDON  • LOS ANGELES  • MADRID

MELBOURNE   •  MEXICO CITY   •  MIAMI   •  MILAN   •  MINNEAPOLIS   •  MUNICH   • NEW YORK  • PARIS  • PERTH  • PITTSBURGH

SAN DIEGO • SAN FRANCISCO • SÃO  PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY  • TAIPEI • TOKYO • WASHINGTON

Owens Corning

May 31, 2024

Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Jones Day